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                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 CNB HOLDINGS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              CNB HOLDINGS, INC.
                      7855 NORTH POINT PARKWAY, SUITE 200
                           ALPHARETTA, GEORGIA 30022

                                 _____________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 21, 2000

                                 _____________


To the Shareholders of CNB Holdings, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of CNB Holdings, Inc. (the "Company") will be held on Wednesday, June 21, 2000 at 10:00 a.m., local time, at the Camerron City Club, 1000 Northfield Court, Roswell, Georgia for the following purposes:

     1. To elect four directors to hold office until the Company's 2003 Annual Meeting of Shareholders;

     2. To approve an amendment to the Company's Bylaws to provide that shareholder approval of a matter (other than the election of directors) requires that the votes cast in favor of the matter exceed the votes cast in opposition, unless the Company's Articles of Incorporation, the Company's Bylaws or applicable law requires a greater number of affirmative votes. Currently, in order to approve a matter, the Company's Bylaws require the affirmative vote of two-thirds (2/3) of the shares represented at a shareholders' meeting and entitled to vote on the matter, except as otherwise provided by law, or by the Company's Articles of Incorporation or the Company's Bylaws; and

     3. To transact such other business as may properly come before the Company's Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on May 5, 2000 will be entitled to notice of and to vote at the Company's Annual Meeting or any adjournments or postponements thereof. The stock transfer books will not be closed.

                                   By Order of the Board of Directors,

                                   /s/ H.N. Padget, Jr.

                                   H.N. Padget, Jr.
                                   President and Chief Executive Officer

Alpharetta, Georgia
May 16, 2000


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL TO THE COMPANY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE COMPANY'S ANNUAL MEETING.

                              CNB HOLDINGS, INC.
                      7855 NORTH POINT PARKWAY, SUITE 200
                           ALPHARETTA, GEORGIA 30022

                              ------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                 June 21, 2000

                              -------------------

                                PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CNB Holdings, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 21, 2000 at 10:00 a.m., local time, at the Camerron City Club, 1000 Northfield Court, Roswell, Georgia.

          The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy, even if he attends the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by any one of the following three actions: (i) giving written notice to the Secretary of the Company, (ii) delivering a later dated proxy, or (iii) by voting in person at the Annual Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before their exercise, will be voted in accordance with the directions given in the proxy. When voting regarding the election of directors to serve until the Company's 2003 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees or withhold their votes as to specific nominees. When voting regarding the amendment of the Company's Bylaws, shareholders may vote in favor of the proposal, vote against the proposal, or abstain. Shareholders should specify their choices on the enclosed proxy card. If no instructions are given, proxies which are signed and returned will be voted FOR the election of each director nominee named, FOR amending the Company's Bylaws as proposed, and in accordance with the discretion of the persons named on the enclosed proxy card with respect to any other matters properly presented for action at the Annual Meeting.

          A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Annual Meeting being present in person or represented by proxy.

          Each share of Company common stock is entitled to one vote on each matter to come before the Annual Meeting. The proposal to elect four directors to hold office until the Company's 2003 Annual Meeting of Shareholders requires the affirmative vote of a plurality of the votes cast by the holders of Company common stock present in person or represented by proxy at the Annual Meeting. Therefore, abstentions and broker non-votes will not be taken into account with respect to the election of directors. However, the proposal to amend the Company's Bylaws to change the affirmative vote of shares required to constitute an act of the shareholders requires the affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Company common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes with respect to the proposal to amend the Bylaws.

          The mailing address of the principal executive offices of the Company is 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022. This Proxy Statement and the enclosed proxy card are first being mailed or given to the Company's shareholders on or about May 16, 2000.

          Only shareholders of record at the close of business on May 5, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On May 5, 2000, the Company's common stock was held of record by 35 shareholders and 1,058,897 shares of Company common stock were outstanding.

          In addition to this solicitation by mail, officers and regular employees of the Company or its subsidiary,

Chattahoochee National Bank (the "Bank"), without additional compensation, may solicit proxies in favor of the proposals contained herein if deemed necessary, by personal contact, letter, telephone or other means of communication. It is anticipated that brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of Company common stock where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of proxy solicitation for the Annual Meeting will be borne by the Company. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expenses.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Board of Directors

          The members of the Board of Directors of the Company are elected by the Company's shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms. The shareholders of the Company elect one class annually. The Company's Board of Directors presently consists of 13 members. Approval of directors requires the affirmative vote of a plurality of the votes cast by the holders of the shares of Company common stock voting in person or by proxy at the Annual Meeting.

          The Company's Board of Directors has nominated four persons for election as directors at the Company's Annual Meeting. The terms of the remaining directors of the Company will continue as indicated below. If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons named on the enclosed proxy card will have discretionary authority to vote proxies for the election of another nominee designated by the Company's Board of Directors. Management of the Company has no reason to believe that any nominee will not serve if elected.

          David R. Hink, Mary E. Johnson, Robert W. Johnston, and H.N. Padget, Jr. have been nominated to stand for reelection to the Company's Board of Directors, as Class II directors, to hold office for a term of three years and until their successors are elected and qualified.

Recommendation of the Company's Board of Directors

          The Company's Board of Directors recommends a vote "For" David R. Hink, Mary E. Johnson, Robert W. Johnston, and H.N. Padget, Jr.

                  Nominees For Election To Term Expiring 2003

===============================================================================

DAVID R. HINK
Director since 1997
Age 51

          Mr. Hink has been the Managing Principal of Strategic Solutions Resources, LLC, a strategy development and investment banking firm, since December 1996. In addition, Mr. Hink is Vice Chairman of Enercom, Inc., an Internet software company in which he also serves as a director. From 1995 to 1996, Mr. Hink served as President of the MarKit Division of Severn Trent Systems, a software company. From 1993 to 1995, Mr. Hink was employed with A&C Enercom, Inc., a subsidiary of Virginia Electric Power Company, where he served as Senior Vice President and was responsible for its corporate development activities and information technology group of companies, comprised of Entec Consulting and the Market Applications Group. Mr. Hink is the Chairman of the Compensation Committee of the Company and a member of the Loan Committee of the Bank.

================================================================================

================================================================================

MARY E. JOHNSON
Director since 1997
Age 47

          Ms. Johnson has served as the Chief Operating Officer of T. Stephen Johnson & Associates, Inc. ("TSJ&A"), a financial services consulting firm, and its related entities since January 2000. From 1987 until January 2000, Ms. Johnson served as the Controller of TSJ&A. She also serves as the Corporate Secretary and Treasurer of Brightlane.com, Inc., an Internet "super-site" offering products and services to small business owners. Further, Ms. Johnson serves as the Corporate Secretary of Directo, Inc., a direct deposit payroll services company that acts as an intermediary between employers and non-banked employees. Ms. Johnson is a member of the Marketing and Technology Committee of the Bank.

================================================================================

ROBERT W. JOHNSTON
Director since 1997
Age 48

          Mr. Johnston is a Vice President of TRC Staffing Services, Inc. in Atlanta, Georgia, a position he has held since January 2000. Prior to that time, Mr. Johnston was a consultant to the staffing services industry through his investment in Koala Enterprises, Inc. since 1978. Mr. Johnston is a member of the Marketing and Technology Committee of the Bank.

================================================================================

H.N. PADGET, JR.
Director since 1997
Age 44

          Mr. Padget is the President and Chief Executive Officer of the Company and the Bank. He has been a banker in metropolitan Atlanta for over 20 years and has served in various management positions throughout his career. Mr. Padget most recently served as Executive Vice President of Milton National Bank, Alpharetta, Georgia from 1993 through October of 1997. Mr. Padget is the son of Heber N. Padget, Sr., a director of the Company and the Bank.

================================================================================

                   INCUMBENT DIRECTORS - TO SERVE UNTIL 2001

================================================================================

MICHAEL L. ALDREDGE
Director since 1997
Age 47

          Mr. Aldredge has served as Operations Manager and Secretary of Squire Inn, Inc., a hotel holding company, since 1990. Mr. Aldredge is also a partner in KAL Jax Hotel, LTD, where he serves as Managing Partner of the Days Inn Jacksonville Beach Resort. Mr. Aldredge is a member of the Loan Committee of the Bank.

================================================================================

================================================================================

C. DAN ALFORD
Director since 1997
Age 39

          Mr. Alford has served as the Chief Financial Officer of Allied Utility Network LLC, a consultant to the utility industry, since February 1998. From 1989 to 1998, Mr. Alford served as the Executive Vice President and Chief Operating Officer of A&C Enercom, Inc., a subsidiary of Virginia Electric Power Company, from 1996 to 1997, where he also served as General Manager of National Operations for the Commercial & Industrial Division. Mr. Alford is the Chairman of the Audit Committee and a member of the Compensation Committee of the Company. Mr. Alford is also a member of the Audit, Compliance and Community Reinvestment Act Committee, as well as the Compensation Committee and the Executive Committee, of the Bank.

================================================================================

WILLIAM H. GROCE, JR.
Director since 1997
Age 64

          Mr. Groce is a retired executive from BellSouth Telecommunications. Mr. Groce held various positions at BellSouth Telecommunications throughout his career which began in 1958, including Executive Assistant to the President of BellSouth Telecommunications and Secretary to its Board of Directors from 1988 until his retirement in 1994. Mr. Groce is the Secretary of the Company. Mr. Groce is also the Chairman of the Asset/Liability Management Committee of the Bank as well as a member of the Compensation Committee and the Executive Committee of the Bank.

================================================================================

W. DARRELL SUMNER
Director since 1997
Age 51

          Mr. Sumner is the President and co-founder of Bank Assets, Inc., a firm that specializes in marketing, designing and implementing compensation and benefit programs for financial institutions since 1992. Mr. Sumner is a member of the Compensation Committee of the Company and the Loan Committee and Asset/Liability Management Committee of the Bank.

===============================================================================

                   INCUMBENT DIRECTORS - TO SERVE UNTIL 2002

================================================================================

PATRICIA RHODES GRIMES
Director since 1997
Age 51

          Ms. Grimes has been retired from SunTrust Service Corporation since 1992. She has extensive banking experience and held various management level positions with SunTrust Service Corporation and Trusco Data Systems, a division of Trust Company of Georgia. Most recently, Ms. Grimes served as Senior Vice President and Manager of the Application Systems Division with SunTrust Service Corporation, a subsidiary of SunTrust Banks, Inc. Ms. Grimes also held positions with Trusco Data Systems, including Group Vice President and Assistant Manager of Systems and Programming, Vice President and Section Manager of Deposits, Financial and Human Resources Systems, Systems Officer and Project Leader of the Demand Deposit System, and programmer/analyst for Deposit Applications. Further, Ms. Grimes has served on the MIS Advisory Board for the University of Georgia. Ms. Grimes is a member of the Audit and Compensation Committees of the Company. She is also the

Chairman of the Marketing and Technology Committee as well as a member of the Audit, Compliance and Community Reinvestment Act Committee and the Executive Committee of the Bank.

================================================================================

================================================================================

HEBER N. PADGET, SR.
Director since 1997
Age 68

          Mr. Padget has been retired since 1991 from the farming business he started in 1962. He owns the Padget Cattle Company and Wauka Chick Company, both farming-related businesses located in Gainesville, Georgia. Mr. Padget is a member of the Asset/Liability Management Committee of the Bank. Mr. Padget is the father of H.N. Padget, Jr., the Company's and the Bank's President and Chief Executive Officer.

================================================================================

JOHN A. POND
Director since 1997
Age 52

          Mr. Pond has been the President of Pond & Company, an engineering and architectural services company, since 1987. Mr. Pond holds a professional engineer license as well as a professional land surveyor license. Mr. Pond is the Chairman of the Real Estate Committee of the Bank and a member of the Marketing and Technology Committee of the Bank.

================================================================================

REID W. SIMMONS
Director since 1997
Age 52

          Mr. Simmons is the President of the Orthodontic Division of InfoCure Corporation, a national provider of healthcare practice management software products and services. From 1981 until its purchase by InfoCure Corporation in 1999, Mr. Simmons was the President, founder and co-owner of OMSystems, Inc. (Orthotrac), a provider of computer hardware and software for orthodontists. From 1970 until 1981, he held various sales and management positions with NCR Corporation, including Regional Director and National Director of Large Computer Systems. Mr. Simmons is a member of the Audit Committee of the Company and the Marketing and Technology and the Audit, Compliance and Community Reinvestment Act Committees of the Bank.

================================================================================

W. DAVID SWEATT
Director since 1997
Age 52

          Mr. Sweatt is the Chairman of the Company and the Bank. From 1996 through 1998, Mr. Sweatt managed personal investments. From 1993 until it was sold in 1996, Mr. Sweatt was a director and the President and Chief Executive Officer of Royal Bankshares of Acadiana, Inc., Lafayette, Louisiana, a registered bank holding company which owned the Bank of Lafayette and Trust Bank of the U.S., a non-depository trust company. Mr. Sweatt simultaneously served as President and Chief Executive Officer of both subsidiaries of the holding company. He is the Chairman of the Loan and the Executive Committees of the Bank.

================================================================================

          There are no family relationships between any of the directors or executive officers of the Company or the Bank, except that H.N. Padget, Jr., is the son of Heber N. Padget, Sr.

Other Executive Officer

          Danny F. Dukes, 39, was named Chief Financial Officer of the Company and Senior Vice President of the Bank and Controller of the Bank in January, 1999. From March 1997 until December 1998, Mr. Dukes served as Vice President and Chief Financial Officer of First Community Bancorp and First Community Bank & Trust in Cartersville, Georgia. From March 1994 until March 1997, Mr. Dukes served as Chief Financial Officer of Georgia Federal Credit Union, Atlanta, Georgia.

Meetings of the Board of Directors and Committees

          The Board of Directors of the Company held nine meetings during 1999.

          The Company's Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee consists of three members and held six meetings during 1999. The Audit Committee recommends to the Company's Board of Directors the independent public auditors to be selected to audit the Company's annual financial statements and approves any special assignments of such auditors. The Audit Committee also reviews the scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The members of the Audit Committee are C. Dan Alford, Patricia Rhodes Grimes and Reid W. Simmons.

          The Company's Compensation Committee, which also functions as the Compensation Committee for the Bank, consists of five members and held six meetings during 1999. The Compensation Committee establishes remuneration levels for officers of the Company and the Bank, reviews management organization and development, reviews significant employee benefit programs, and establishes and administers executive compensation programs. The members of the Compensation Committee are C. Dan Alford, Patricia Rhodes Grimes, William H. Groce, Jr., David R. Hink, and W. Darrell Sumner.

          The Company's Executive Committee, which also functions as the Executive Committee for the Bank, consists of four members and held 12 meetings during 1999. The Company's Executive Committee is authorized between meetings of the Company's or the Bank's Board of Directors, as the case may be, to perform all duties and exercise all authority of the respective Board of Directors, except for those duties and authorities specifically granted to other committees or which are exclusively reserved to the respective full Board of Directors. The members of the Executive Committee are C. Dan Alford, Patricia Rhodes Grimes, William H. Groce, Jr. and W. David Sweatt.

          All directors have served on the Company's Board of Directors continuously since their first election. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of which he or she was a member in 1999.

          In addition to the committees of the Company's Board of Directors, the Board of Directors of the Bank also has established a number of standing committees.

          The Bank's Loan Committee consists of four members and held 42 meetings during 1999. The Loan Committee reviews any loan request made by a potential borrower over a certain credit threshold for compliance with the Bank's lending policies and federal and state rules and regulations governing extensions of credit to such parties and, based on such compliance, makes a decision whether to extend credit to the potential borrower. The members of the Loan Committee are Michael L. Aldredge, David R. Hink, W. Darrell Sumner and W. David Sweatt.

          The Bank's Audit, Compliance and Community Reinvestment Act Committee consists of three members and held six meetings during 1999. The Audit, Compliance and Community Reinvestment Act Committee provides oversight to the Bank's internal audit function and compliance with regulatory rules and regulations. The members of the Audit, Compliance and Community Reinvestment Act Committee are C. Dan Alford, Patricia Rhodes Grimes and Reid W. Simmons.

          The Bank's Asset/Liability Management Committee consists of three members and held 12 meetings during 1999. The Asset/Liability Management Committee provides guidance to the Bank in balancing the yields and maturities in its loans and investments to its deposits. The members of the Asset/Liability Management Committee are William H. Groce, Jr., Heber N. Padget, Sr. and W. Darrell Sumner.

          The Bank's Marketing and Technology Committee consists of four members and held eight meetings during 1999. The Marketing and Technology Committee provides ideas and assistance to the Bank in marketing its services within the Bank's primary service area as well as oversight of the Bank's information and operating systems. The members of the Marketing and Technology Committee are Mary E. Johnson, Robert W. Johnston, John A. Pond and Reid W. Simmons.

          The Board of Directors of the Company and the Bank may from time to time establish other committees to facilitate the management of the Company and the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities and Exchange Act of 1934, as amended, and related regulations of the Securities and Exchange Commission ("SEC"), require the Company's executive officers and directors, and certain persons who own 10% or more of Company common stock, to file with the SEC reports of their ownership of Company common stock. The regulations also require these persons to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1999 all filing requirements applicable to such persons have been complied with, except that a Form 4, Report of Changes in Beneficial Ownership of Securities, was inadvertently filed late by directors H.N. Padget, Jr. and W. David Sweatt, and executive officer Danny F. Dukes.

Certain Transactions

          The Bank extends loans from time to time to certain of the Company's and Bank's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

                            EXECUTIVE COMPENSATION

          The following table sets forth a summary of the compensation paid to or accrued on behalf of the Company's Chief Executive Officer during the last three fiscal years. No other executive officer of the Company or the Bank received annual salary and bonus in excess of $100,000 during the last fiscal year.


                                                                                                   Long Term
                                                                                                  Compensation
                                                                                                     Awards
                                                                                              -------------------
                                                                                                  Securities
                                                                       Annual                     Underlying
                                             Fiscal              Compensation/(1)/                  Options
                                                        ----------------------------------
Name and Principal Position                   Year          Salary ($)         Bonus ($)              (#)
----------------------------------------   ----------   -----------------   --------------   --------------------
H.N. Padget, Jr.                              1999           126,302                 --            6,000/(2)/
President and Chief Executive Officer         1998           125,000             10,000           35,000/(3)/
                                              1997            20,833                 --               --

 ______________________________________
/(1)/ All cash compensation was paid by the Bank.

/(2)/ Consists of grant of non-qualified stock option for 6,000 shares of
      Company common stock.
/(3)/ Consists of grants of performance-based incentive stock options for 30,000 shares of Company common stock, and an incentive stock option for 5,000 shares of Company common stock.

Employment Agreement

          In November 1997, the Company and the Bank entered into an employment agreement with H.N. Padget, Jr. regarding Mr. Padget's employment as President and Chief Executive Officer of the Company and the Bank (the "Employment Agreement"). Under the terms of the Employment Agreement, Mr. Padget will receive a salary of $125,000 per year with a 2 1/2% increase per year on the anniversary date of the opening of the Bank. The Employment Agreement provides that at the end of each year of operation, Mr. Padget will be entitled to receive a cash bonus based on a performance matrix established against certain budgets set by the Company. Additionally, the Employment Agreement provides that the Company will grant Mr. Padget incentive stock options to purchase shares of Company common stock, subject to achieving certain performance targets. On August 19, 1998 Mr. Padget received grants of 30,000 performance-based incentive stock options and 5,000 incentive stock options. Pursuant to the Employment Agreement, the Company has also provided an automobile to be used by Mr. Padget. The period of employment commenced as of the date the Bank received its opening letter from the Office of the Comptroller of the Currency (the "OCC") and continues for a period of 36 months thereafter except in the event of Mr. Padget's death. The employment may be terminated (i) at the election of the Company and the Bank for cause; (ii) at Mr. Padget's election, upon the Bank and the Company's breach of any material provision of the Employment Agreement; or
(iii) upon Mr. Padget's death or disability. In the event that Mr. Padget's employment is terminated by the Company without cause, (a) the Company will be required to meet its obligations under the Employment Agreement for a period of 12 months after the date of termination with respect to Mr. Padget's compensation and health and dental insurance coverages, and (b) Mr. Padget will be prohibited from competing with the Bank or soliciting its customers or employees within the geographic area set forth in the Employment Agreement for a period of 12 months after the date of termination.

Stock Option Plans

1998 Incentive Stock Option Plan

          On May 20, 1998, the Company's Board of Directors and initial shareholders adopted an Incentive Stock Option Plan (the "Incentive Plan") to promote equity ownership of the Company by key senior officers, key officers and other key employees of the Company and the Bank. The Incentive Plan was amended by the shareholders of the Company at a Special Meeting held on November 25, 1998 to increase the number of shares reserved thereunder from 60,000 to 115,000. The Incentive Plan provides for the grant of options at the discretion of the Company's Compensation Committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Company's common stock) of the fair market value of Company common stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Incentive Plan. Stock options granted pursuant to the Incentive Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or until the expiration of 90 days (or such lesser period as the Compensation Committee may determine) from the date on which the person to whom they were granted ceases to be employed by the Company or the Bank. As of March 30, 2000, an aggregate of 83,500 shares of Company common stock had been granted under the Incentive Plan.

1998 Non Qualified Stock Option Plan

          On August 19, 1998, the Company's Board of Directors amended and restated the Company's 1998 Non Qualified Stock Option Plan (the "Non Qualified Plan"). On November 25, 1998, the Company's shareholders approved the amended and restated Non Qualified Plan. The purpose of the Non Qualified Plan is to attract, retain and compensate key personnel and directors of the Company and the Bank. There are 185,000 shares of Company common stock reserved under the Non Qualified Plan. The Non Qualified Plan is administered by the Company's Board of Directors. The option exercise price of options granted under the Non Qualified Plan is the fair market value of Company common stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Non Qualified Plan. Stock options granted pursuant to the Non Qualified Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or such lesser period as the Company's Board of Directors may determine. As of March 30, 2000, an aggregate of 165,500 shares of Company common stock had been granted under the Non Qualified Plan.

          The following table sets forth certain information regarding the grant of stock options in 1999 to Mr. Padget and the value of options held by him at the end of such fiscal year.

                       Option Grants in Last Fiscal Year

                               Individual Grants

                                                            % of Total
                           Number of Securities          Options Granted         Exercise or
                            Underlying Options           to Employees in         Base Price          Expiration
Name                            Granted (#)                Fiscal Year             ($/Sh)                Date
----                       --------------------          ----------------        ----------          ----------
H.N. Padget, Jr.             6,000                         26.09                   8.25                12/2009


          The following table sets forth certain information regarding the exercise of stock options in the 1998 by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.



                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-end Option Values

                       Number of Securities        Value of Unexercised
                      Underlying Unexercised       In-the-Money Options
                       Options at FY-End (#)           at FY-End ($)
   Name              Exercisable/Unexercisable    Exercisable/Unexercisable
   ----              -------------------------    -------------------------
   H.N. Padget, Jr.         16,666/24,334                     0/0

Director Compensation

          The directors of the Company and the Bank do not intend to be separately compensated in cash for their services as directors until the Company's and the Bank's net profits exceed their net losses since inception on a cumulative basis. During the organization of the Company and the Bank, directors of the Company and the Bank were not compensated for their services. On August 19, 1998, the Company's Board of Directors amended and restated the Company's 1998 Non Qualified Stock Option Plan (the "Non Qualified Plan") to include non-employee directors and made individual grants to each such director. On November 25, 1998, the Company's shareholders approved the Non Qualified Plan. Accordingly, during 1998, each non-employee director received a non qualified option to purchase a number of shares of Company common stock (ranging in size from 10,000 shares to 22,500 shares and aggregating 145,000 shares) in consideration of his or her past service as a director and as a means of attracting and retaining qualified individuals to serve on the Company's Board of Directors. During 1999, the Company granted 3,000 non-qualified options to W. David Sweatt.

                 OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

          The following table sets forth certain information with respect to the beneficial ownership, as of April 1, 2000, of shares of Company common stock by
(i) each person known by the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding common stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all directors and executive officers of the Company as a group. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                                                                    Amount and
                                                                                    Nature of
                                                                                    Beneficial             Percent of
Name of Beneficial Owner                                                         Ownership/(1)(2)/            Class
------------------------                                                        -------------------        ----------
Michael L. Aldredge                                                                     14,333/(3)/           1.35
C. Dan Alford                                                                           13,333/(4)/           1.26
Patricia R. Grimes                                                                      16,666/(5)/           1.57
William H. Groce, Jr.                                                                   25,000/(6)/           2.34
David R. Hink                                                                           20,000/(7)/           1.88
Mary E. Johnson                                                                         16,666/(8)/           1.57
Robert W. Johnston                                                                      13,333/(9)/           1.26
Heber N. Padget, Sr.                                                                   44,600/(10)/           4.28
H.N. Padget, Jr.                                                                       28,666/(11)/           2.67
John A. Pond                                                                           25,000/(12)/           2.34
Reid W. Simmons                                                                        16,666/(13)/           1.57
W. Darrell Sumner                                                                      13,333/(14)/           1.26
W. David Sweatt                                                                       129,766/(15)/          11.98
Danny F. Dukes                                                                          2,066/(16)/              *
All directors and executive officers as a group (14 persons)                          369,428                32.90
__________________________

*     Represents holdings of less than 1%.
/(1)/ The information contained in this table with respect to Company common stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Information with respect to beneficial ownership is based upon information furnished by each owner.
/(2)/ With respect to certain of the individual executive officers listed in the table and the aggregate number of shares held by the directors and executive officers as a group, the number of shares indicated includes shares of Company common stock that the individual has the right to acquire on or before May 31, 2000 (60 days from April 1, 2000), through the exercise of options granted under the Company's 1998 Incentive Stock Option Plan. Under the SEC's rules, a person is also deemed to be the beneficial owner of any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
/(3)/ Includes 1,000 shares held by Mr. Aldredge as custodian for his minor children. Also includes 3,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(4)/ Includes 3,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(5)/ Includes 4,166 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(6)/ Includes 5,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(7)/ Includes 5,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(8)/ Includes 4,166 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(9)/ Includes 3,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(10)/Includes 900 shares held by Mr. Padget's spouse and an aggregate of 5,000 shares held by Mr. Padget and his spouse as custodians for their grandchildren. Mr. Padget shares investment and voting power over such shares with his spouse. Also includes 7,500 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(11)/Includes an aggregate of 5,000 shares held by Mr. Padget's children, as to which Mr. Padget disclaims beneficial ownership and 16,666 shares issuable upon exercise of stock options that may be exercised within 60 days of April 1, 2000.
/(12)/Includes an aggregate of 3,000 shares held by Mr. Pond's children. Also includes 5,000 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.
/(13)/Includes 12,400 shares held by Simmons Investments, L.P., of which Mr.
      Simmons is a general partner. Includes 4,166 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000
/(14)/Includes 3,333 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.

/(15)/ Includes 15,000 shares held by Mr. Sweatt's spouse and an aggregate of 10,000 shares held by Mr. Sweatt's spouse as custodian for their minor children, as to which Mr. Sweatt shares voting and investment power with his spouse. Also includes 24,166 shares issuable upon exercise of stock options that may be exercised within 60 days of April 1, 2000.
/(16)/ Includes 666 shares issuable upon the exercise of a stock option that may be exercised within 60 days of April 1, 2000.


                                PROPOSAL NO. 2

                        APPROVAL OF AMENDMENT TO BYLAWS

General

          Section 2.6 of the Bylaws of the Company (the "Bylaws") currently provides that shareholder approval of a matter requires the affirmative vote of at least two-thirds (2/3) of the shares represented at a shareholders' meeting and entitled to vote on the matter, except as otherwise provided by law, or by the Company's Articles of Incorporation or the Bylaws. The Board of Directors of the Company has adopted, subject to shareholder approval, an amendment to
Section 2.6 of the Bylaws that would lower the shareholder vote required in order to approve a matter. Under the proposed amendment, shareholder approval of a matter (other than the election of directors) would be determined by comparing the votes cast in favor of the matter with the votes cast against, rather than comparing the votes cast in favor of the matter to the number of shares represented at the meeting and entitled to vote. Specifically, shareholder approval of a matter (other than the election of directors) would require that the votes cast in favor of the matter exceed the votes cast in opposition, unless the Company's Articles of Incorporation, the Bylaws or applicable law requires a greater number of affirmative votes.

Reasons for and Effects of Proposed Amendment

          The proposed amendment would bring the Company's shareholder approval requirements more in line with standard requirements among public companies and facilitate the approval of non-routine matters. Under the Bylaws currently in effect, shareholder approval of non-routine matters can be especially difficult due to the fact that a large number of the Company's shares are held by brokers as nominees (i.e., in "street name"). When shares are held in street name, the broker, as nominee, is allowed to vote the shares only on routine corporate matters, such as electing directors. However, when a non-routine matter arises, such as approving a stock option plan, a merger or an acquisition, the broker does not have the authority to vote on the matter unless the customer for whom the broker is holding the shares provides the broker with voting instructions. When the customer fails to provide instructions, the broker must return the proxy to the Company without indicating whether the shares are being voted in favor or against the matter (i.e., a "broker non-vote"). With respect to non-routine matters, the Company's practice has been to count broker non-votes as present and entitled to vote, which means that under Section 2.6 of the Bylaws, as currently in effect, broker non-votes effectively become a vote against the matter. Accordingly, in order for a non-routine matter to be approved by shareholders, extensive and sometimes costly follow-up efforts must be made after the mailing of the Company's proxy statement in order to ensure that shareholders properly instruct their brokers to vote in favor of the matter.

          While basing shareholder approval of a matter on the number of shares present and entitled to vote may in some instances protect shareholders' interests, the Company believes that the benefits of this protection, particularly when combined with a two-thirds (2/3) approval requirement, are outweighed by their costs and are sufficiently achieved through other provisions contained in the Bylaws. Section 2.6 of the Bylaws, as currently in effect, is a supermajority shareholder approval provision that serves as an anti-takeover defense for the Company and its shareholders. Therefore, another effect of the proposed amendment would be to remove an anti-takeover device that may make it easier for an acquirer to gain control of the Company. In general, the purpose of anti-takeover defenses is to protect a corporation's interests and those of its shareholders. However, as discussed below, the Company has other anti-takeover provisions which the Company's Board of Directors believes adequately protect the Company in the event an unwanted takeover attempt should arise.

          Section 9.2 of the Bylaws explicitly "opts in" to Georgia's business combination statute. Generally, under this statute, "business combinations" (e.g., mergers or purchases of 10% or more of the Company's assets or securities) with an "interested shareholder" (e.g., a person with beneficial ownership of 10% or more of voting stock) that occur within five years of the acquirer becoming an interested shareholder are prohibited unless: (i) the Board of Directors approved the business combination or the transaction that made the acquirer an interested shareholder; (ii) the interested shareholder attained 90% of the voting stock in the transaction that made the shareholder an interested shareholder; or (iii) the interested shareholder attains 90% of the voting stock of the Company subsequent to becoming an interested shareholder and a majority of the Company's voting shares approves the acquisition.

          In addition, Section 9.1 of the Bylaws explicitly "opts in" to Georgia's fair price provisions. Generally, under these provisions, in addition to any other approvals required by law, a business combination with an interested shareholder must be unanimously approved by the "continuing directors" (e.g., any director who is not an affiliate or associate of the interested shareholder and who was a director prior to the time the shareholder became an interested shareholder) or recommended by at least two-thirds (2/3) of the continuing directors and approved by the affirmative vote of a majority of the votes not beneficially owned by the interested shareholder unless: (i) the consideration to be received by the Company's shareholders meets certain minimum levels (e.g., the highest price paid by the interested shareholder for any shares which it acquired); (ii) the consideration to be received by shareholders who are not interested shareholders shall be paid in cash or in the same form as the interested shareholder previously paid for shares of such class of stock; and (iii) there has been no reduction in the annual dividend rate from that which was paid prior to the time the interested shareholder became an interested shareholder.

          Due to the business combination and fair price provisions contained in the Bylaws, the Company's Board of Directors believes that the Company has adequate anti-takeover safeguards without a supermajority shareholder approval provision.

Text of Proposed Amendment

          The text of Section 2.6 of the Bylaws, as proposed to be amended, is set forth below. The proposed amendment has been marked by bolding and underlining the text to be added and striking through the text to be deleted.

          2.6 At every meeting of the shareholders, including (but without limitation of the generality of the foregoing language) meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after 11 months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, action on a
                                                                ===========
          matter (other than the election of directors) is approved if the votes
          ======================================================================
          cast favoring the action exceed the votes cast opposing the action,
          ===================================================================
          unless the Articles of Incorporation, these bylaws or applicable law
          ====================================================================
          requires a greater number of affirmative votes [begin strike
          ==============================================
          through] the affirmative vote of two thirds (2/3) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws [end strike through].

Recommendation of the Company's Board of Directors

          The Company's Board of Directors recommends a vote "For" amending
Section 2.6 of the Bylaws to reduce the vote required to constitute an act of shareholders and to change the method of determining whether the requisite approval has been obtained.

                                   AUDITORS

          The firm of Mauldin & Jenkins, LLC audited the financial statements of the Company for the fiscal year ended December 31, 1999. Representatives of Mauldin & Jenkins, LLC are expected to be present at the Annual Meeting to respond to shareholders' questions and will have an opportunity to make any statements they consider to be appropriate. Although the Board of Directors of the Company has not yet selected an independent accounting firm for the 2000 fiscal year, it is expected that Mauldin & Jenkins, LLC will be chosen.

           ANNUAL REPORT TO SHAREHOLDERS AND REPORTS ON FORM 10-KSB

          Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1999 Annual Report to Shareholders that accompanies this Proxy Statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the SEC, is available to shareholders who make a written request therefor to Danny F. Dukes, at the offices of the Company, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.

      SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

          Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received at the Company's principal executive offices by January 16, 2001, in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                 OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
                         AT NEXT YEAR'S ANNUAL MEETING

          For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on April 1, 2001, and advises shareholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on April 1, 2001. Notices of intention to present proposals at the 2001 Annual Meeting of Shareholders should be addressed to William H. Groce, Secretary, 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022.

                                 OTHER MATTERS

          The Company's Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                         By Order of The Board of Directors




                                         /s/ H.N. Padget, Jr.
                                         -------------------------------------
                                         H.N. Padget, Jr.
                                         President and Chief Executive Officer




Alpharetta, Georgia
May 16, 2000

                               CNB HOLDINGS, INC.
                      7855 North Point Parkway, Suite 200
                           Alpharetta, Georgia 30022

                               COMMON STOCK PROXY
This Proxy is solicited by the Board of Directors of CNB Holdings, Inc. for the
                Annual Meeting of Shareholders on June 21, 2000

  The undersigned shareholder of the Company hereby appoints H.N. Padget, Jr. and Danny F. Dukes, or either one of them, as proxies and attorneys-in-fact, with full power to each of substitution and with discretionary authority, to act for and in the name of the undersigned to vote, as designated below, all of the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 21, 2000 and at any adjournment or postponement thereof.

1. Election of four directors to hold office until the Company's 2003 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES NAMED BELOW

     [_] FOR all nominees listed below (except as    [_] WITHOLD AUTHORITY
         otherwise indicated below)

    David R. Hink, Mary E. Johnson, Robert W. Johnston, and H.N. Padget, Jr.

    If you wish to withhold authority to vote for any individual nominee(s), write the nominee's name(s) on the line below:

--------------------------------------------------------------------------------

2. The proposal to amend the Company's Bylaws to provide that action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Bylaws or applicable law requires a greater number of affirmative votes.

                  [_] FOR        [_] AGAINST      [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the Annual Meeting and at any adjournment or postponement thereof.

  WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE, AND IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

  PLEASE MARK, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   PLEASE SIGN NAME EXACTLY AS LISTED ON THE
                                   MAILING LABEL

                                   Dated:                       , 2000

                                   --------------------------------
                                                Signature

                                   --------------------------------
                                         Print name as listed on the mailing
                                         label

                                   --------------------------------
                                            Signature (if held jointly)

                                   NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.